Exhibit 99.1

SUTHERLAND ASSET MANAGEMENT CORPORATION ANNOUNCES FIRST QUARTER 2018 RESULTS

-  First Quarter Net Income of $0.56 per share of common stock      -

-  First Quarter Core Earnings of $0.47 per share of common stock   -

-  Added $402.1 Million of SBC Loans During First Quarter 2018      -

-  Declared and Paid First Quarter Dividend of $0.37 Per Share      -

New York, New York, May 8, 2018 / PRNewswire / – Sutherland Asset Management Corporation (“Sutherland” or the “Company”) (NYSE: SLD) today reported financial results for the quarter ended March 31, 2018.

First Quarter Highlights:

•	Net income of $18.5 million, or $0.56 per share of common stock
•	Core earnings of $15.5 million, or $0.47 per share of common stock
•	Adjusted net book value of $16.88 per share of common stock as of March 31, 2018
•	Originated $211.6 million of small balance commercial (“SBC”) loans
•	Originated $48.3 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program
•	Originated $439.0 million of residential mortgage loans
•	Acquired $142.2 million of SBC loans

Highlights Subsequent to Quarter End:

•	Issued $50.0 million in aggregate principal of 6.50% Senior Notes due 2021

A summary of Sutherland’s operating results for the quarter ended March 31, 2018 is presented below. Sutherland reported U.S. GAAP net income for the three months ended March 31, 2018 of $18.5 million, or $0.56 per share of common stock, and Core Earnings (a non-GAAP financial measure) of $15.5 million, or $0.47 per share of common stock.

Thomas Capasse, Chairman and Chief Executive Officer commented, “We are pleased with our team’s ability to deploy capital by growing new loan originations and identifying accretive portfolio acquisition opportunities with the potential to generate outsized returns, which we benefitted from this quarter.  As a result, our quarterly per share earnings increased by $0.18 per share over the fourth quarter.  As we move further into 2018, we continue to be focused on growing our core origination platform while sourcing opportunistic acquisitions.”

The Company issued a full detailed presentation of its first quarter 2018 results, which can be viewed in the investor relations section at www.sutherlandam.com.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with U.S. GAAP, this press release includes Core Earnings which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net income adjusted for unrealized or realized gains (losses) related to certain mortgage backed securities, unrealized gains (losses) related to residential mortgage servicing rights, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains or merger related expenses.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three months ended March 31, 2018:

(In Thousands)	Three Months Ended March 31, 2018
Net Income	$18,518
Reconciling items:
Unrealized loss on mortgage-backed securities	79
Unrealized (gain) on mortgage servicing rights	(4,155)
Total reconciling items	$(4,076)
Core earnings before income taxes	$14,442
Income tax adjustments	1,047
Core earnings	$15,489

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Wednesday, May 9, 2018 at 8:30 am ET to provide a general business update and discuss the financial results for the quarter ended March 31, 2018.  The conference call can be accessed by dialing 888-289-0438 (domestic) or 323-794-2423 (international).

The conference call will also be available in the Investor Relations section of the Company’s website at www.sutherlandam.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will also be available on the Company’s website approximately two hours after the live call through May 23, 2018.  To access the replay, dial 844-512-2921 (domestic) or 412-317-6671 (international). The replay pin number is 5676498.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Relations
Sutherland Asset Management Corporation
212-257-4666
SutherlandIR@waterfallam.com

Additional information can be found on the Company’s website at www.sutherlandam.com.

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In Thousands)	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$86,773	$63,425
Restricted cash	13,964	11,666
Loans, net (including $40,430 and $188,150 held at fair value)	1,057,034	1,017,920
Loans, held for sale, at fair value	160,999	216,022
Mortgage backed securities, at fair value	47,181	39,922
Loans eligible for repurchase from Ginnie Mae	81,484	95,158
Investment in unconsolidated joint venture	50,229	55,369
Derivative instruments	5,022	4,725
Servicing rights (including $81,591 and $72,295 held at fair value)	104,613	94,038
Receivable from third parties	11,064	6,756
Other assets	53,592	56,840
Assets of consolidated VIEs	968,999	861,662
Total Assets	$2,640,954	$2,523,503
Liabilities
Secured borrowings	657,233	631,286
Promissory note	5,883	6,107
Securitized debt obligations of consolidated VIEs, net	679,871	598,148
Convertible notes, net	109,226	108,991
Senior secured notes, net	178,688	138,078
Guaranteed loan financing	278,500	293,045
Contingent consideration	10,732	10,016
Liabilities for loans eligible for repurchase from Ginnie Mae	81,484	95,158
Derivative instruments	756	282
Dividends payable	12,335	12,289
Accounts payable and other accrued liabilities	64,490	74,636
Total Liabilities	$2,079,198	$1,968,036
Stockholders’ Equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 31,996,440 and 31,996,440 shares issued and outstanding, respectively	3	3
Additional paid-in capital	539,457	539,455
Retained earnings (deficit)	2,559	(3,385)
Total Sutherland Asset Management Corporation equity	542,019	536,073
Non-controlling interests	19,737	19,394
Total Stockholders’ Equity	$561,756	$555,467
Total Liabilities and Stockholders’ Equity	$2,640,954	$2,523,503

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
(In Thousands, except share data)	2018	2017
Interest income	$37,150	$33,884
Interest expense	(22,666)	(16,441)
Net interest income before provision for loan losses	$14,484	$17,443
Provision for loan losses	(167)	(1,232)
Net interest income after provision for loan losses	$14,317	$16,211
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	11,734	10,509
Other income	1,334	840
Income on unconsolidated joint venture	5,739	—
Servicing income, net of amortization and impairment of $1,350 and $2,765	6,410	4,442
Total non-interest income	$25,217	$15,791
Non-interest expense
Employee compensation and benefits	(15,320)	(13,464)
Allocated employee compensation and benefits from related party	(1,200)	(1,012)
Professional fees	(2,648)	(2,159)
Management fees – related party	(2,013)	(1,977)
Incentive fees – related party	(408)	—
Loan servicing expense	(4,093)	(1,513)
Other operating expenses	(8,011)	(5,534)
Total non-interest expense	$(33,693)	$(25,659)
Net realized gain on financial instruments	12,232	2,966
Net unrealized gain on financial instruments	3,008	1,282
Income before provision for income taxes	$21,081	$10,591
Provision for income taxes	(2,563)	(1,034)
Net income	$18,518	$9,557
Less: Net income attributable to non-controlling interest	664	701
Net income attributable to Sutherland Asset Management Corporation	$17,854	$8,856

Earnings per common share - basic	$0.56	$0.29
Earnings per common share - diluted	$0.56	$0.29

Weighted-average shares outstanding
Basic	32,036,504	30,549,806
Diluted	32,045,844	30,549,806

Dividends declared per share of common stock	$0.37	$0.37

SUTHERLAND ASSET MANAGEMENT CORPORATION

UNAUDITED SEGMENT REPORTING

fOR THE three MONTHS ENDED march 31, 2018

			SBA Originations,	Residential
	Loan	SBC	Acquisitions,	Mortgage	Corporate-
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Other	Consolidated
Interest income	$9,688	$17,858	$8,715	$889	$—	$37,150
Interest expense	(5,831)	(12,470)	(3,620)	(745)	—	(22,666)
Net interest income before provision for loan losses	$3,857	$5,388	$5,095	$144	$—	$14,484
Provision for loan losses	(272)	36	69	—	—	(167)
Net interest income after provision for loan losses	$3,585	$5,424	$5,164	$144	$—	$14,317
Non-interest income
Gains on residential mortgage banking activities, net of variable loan expenses	$—	$—	$—	$11,734	$—	$11,734
Other income	156	1,259	(123)	42	—	1,334
Income from unconsolidated joint venture	5,739	—	—	—	—	5,739
Servicing income	5	252	1,252	4,901	—	6,410
Total non-interest income	$5,900	$1,511	$1,129	$16,677	$—	$25,217
Non-interest expense
Employee compensation and benefits	(173)	(2,637)	(3,255)	(9,114)	(141)	(15,320)
Allocated employee compensation and benefits from related party	(120)	—	—	—	(1,080)	(1,200)
Professional fees	(317)	(389)	(479)	(109)	(1,354)	(2,648)
Management fees – related party	—	—	—	—	(2,013)	(2,013)
Incentive fees – related party	—	—	—	—	(408)	(408)
Loan servicing expense	(808)	(631)	76	(2,730)	—	(4,093)
Other operating expenses	(818)	(2,679)	(1,110)	(2,700)	(704)	(8,011)
Total non-interest expense	$(2,236)	$(6,336)	$(4,768)	$(14,653)	$(5,700)	$(33,693)
Net realized gain on financial instruments	148	8,699	3,385	—	—	12,232
Net unrealized gain (loss) on financial instruments	(46)	(2,367)	533	4,888	—	3,008
Income before provision for income taxes	$7,351	$6,931	$5,443	$7,056	$(5,700)	$21,081
Total Assets	$609,997	$1,223,608	$503,512	$283,000	$20,837	$2,640,954